UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2019

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55993	16-1626611
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

404-816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Nocera, Inc. (the "Company") is filing this Amendment No. 1 to its Form 8-K filed with the Securities and Exchange Commission on October 30, 2019 for the purpose of replacing Item 9.01 - Exhibit 10.2. All other information in this filing speaks as of the original date of the filing.

Item 1.01 Entry into a Material Definitive Agreement

In July 2019, we entered into a Guizhou Kaili Land-based Culture System Project Contract (“Project Contract”) for 400 RAS tanks in Kaili with Dongguan CIMC Intelligent Technology Co., Ltd (“DG CIMC”), total amounts to 40 million RMB (approximately $5.7 million US dollars). Currently, we are pending the 40% advance payment before we start manufacturing the 400 tanks. We expect the 40% will be received in Q4 of 2019 and target to complete in Q1 of 2020. The Chinese and English translated versions of the Project Contract are attached hereto as Exhibit 10.1.

In September 2019, we entered into an exclusive Regional Agency Cooperation Agreement (“Cooperation Agreement”) with JC Development, Co., Ltd. in Taiwan. Pursuant to the terms of the agreement, in return for the right to market Nocera’s products in Asia, JC Development Co., Ltd. has agreed to pay Nocera a total amount of $5 million US dollars payable in five annual installments of $1,000,000 starting September 2019. JC Development will receive an 8% commission of its total sales, excluding sales made by DG CIMC in China. The Chinese and English translated versions of the Cooperation Agreement are attached hereto as Exhibit 10.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, Kuan-Yun Cheng tendered her resignation as President and CEO of the Company. Ms. Cheng resigned for personal reasons, and there were no disagreements between Ms. Cheng and the Company.

On October 28, 2019, Yin-Chieh Cheng was appointed as President and CEO of the Company. Concurrent with his appointment as President and CEO, Mr. Cheng resigned as Chief Financial Officer of the Company. Mr. Cheng remains Chairman of the Board of Directors. Prior to that role, from December 1, 2014, to present, Mr. Yin-Chieh Cheng acted as a director of Shengbo Accounting Firm in Shanghai. Mr. Yin-Chieh Cheng holds a bachelor’s degree in Accounting from George Mason University in Virginia.

Mr. Shun-Chih Chuang was appointed as Chief Financial Officer on October 28, 2019. Prior to that role, Mr. Chuang was a project manager at Deloitte Financial Advisory where he was part of the Transaction Support practice. Mr. Chuang has a marketing degree from UC-Berkeley Extension, and a BS in Accounting from Soochow University, Taiwan. He currently holds Certified Public Accounting (CPA) licenses from the United States and Taiwan

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 29, 2019, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

On October 30, 2019, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.2

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Guizhou Kaili Land-based Culture System Project Contract
10.2	Regional Agency Cooperation Agreement
99.1	Press Release dated October 29, 2019
99.2	Press Release dated October 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nocera, Inc.

By: /s/ Erik S. Nelson

____________________

Erik S. Nelson

Title: Corporate Secretary

Date: May 12, 2020